TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-B
Distribution Date of June 25, 2001 for the Collection Period of May 1, 2001 through May 31, 2001

Pool Data—Original Deal Parameters
Aggregate Net Investment Value (ANIV)	1,099,937,045.30
Discounted Principal Balance	1,099,937,045.30
Servicer Advance	2,144,779.34
Servicer Payahead	3,039,194.68
Number of Contracts	49,144
Weighted Average Lease Rate	7.74%
Weighted Average Remaining Term	38.7
Servicing Fee Percentage	1.00%
Pool Data—Current Month
Aggregate Net Investment Value	241,555,356.45
Discounted Principal Balance	171,872,622.47
Servicer Advances	1,223,877.89
Servicer Pay Ahead Balance	5,153,250.56
Maturity Advances Outstanding	—
Number of Current Contracts	14,649
Weighted Average Lease Rate	7.69%
Weighted Average Remaining Term	5.6
Reserve Fund:
Initial Deposit Amount	41,247,639.20
Initial Specified Reserve Fund Percentage	9.630%
Prior Month Specified Reserve Fund Balance	105,923,937.46
Current Month Specified Reserve Fund Balance	71,495,907.94
	Class A Amount	Class B Amount	Total Amount
Beginning Balance	84,862,093.07	1,073,070.00	85,935,163.07
Withdrawal Amount	(6,629,228.50)	—	(6,629,228.50)
Cash Capital Contribution	—		—
Transferor Excess	1,492,690.02		1,492,690.02

Reserve Fund Balance Prior to Release	79,725,554.59	1,073,070.00	80,798,624.59
Specified Reserve Fund Balance	70,422,837.94	1,073,070.00	71,495,907.94

Release to Transferor	9,302,716.65	—	9,302,716.65
Ending Reserve Fund Balance	70,422,837.94	1,073,070.00	71,495,907.94
Prior Cumulative Withdrawal Amount	24,692,178.75	—	24,692,178.75
Cumulative Withdrawal Amount	18,062,950.25	—	18,062,950.25

Liquidation of Charge-offs and Repossessions:	Vehicles
Liquidated Contracts	88
Discounted Principal Balance		1,430,304.86
Net Liquidation Proceeds		(790,895.20)
Recoveries—Previously Liquidated Contracts		(294,309.06)

Aggregate Credit Losses for the Collection Period		345,100.60

Cumulative Credit Losses for all Periods		12,558,909.60

Repossessed in Current Period	14

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate
Second Preceding Collection Period	1.00%
First Preceding Collection Period	1.54%
Current Collection Period	1.44%
Condition (i)i (Charge-off Rate)
Three Month Average	1.33%
Charge-off Rate Indicator (> 1.25%)	condition met

Delinquent Contracts:	Percent	Accounts	Percent	ANIV
31-60 Days Delinquent	9.17%	1343	9.19%	22,201,214.21
61-90 Days Delinquent	1.34%	196	1.35%	3,271,127.41
Over 90 Days Delinquent	0.09%	13	0.08%	190,187.05

Total Delinquencies		1,552		25,662,528.67

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	0.66%
First Preceding Collection Period	0.66%
Current Collection Period	1.43%
Condition (ii) (Delinquency Percentage)
Three Month Average	0.92%
Delinquency Percentage Indicator (> 1.25%)	condition not met

Residual Value (Gain) Loss:	Vehicles
Matured Lease Vehicle Inventory Sold	4229	66,970,553.14
Net Liquidation Proceeds		(57,363,584.12)

Net Residual Value (Gain) Loss		9,606,969.02

Cumulative Residual Value (Gain) Loss all periods		47,725,296.59

Matured Vehicles Sold for each Collection Period:	Number Sold	Scheduled Maturities	Sale Ratio	Average Net Liquidation Proceeds	Average Residual Value
Second Preceding Collection Period	3,025	7,606	39.77%	14,071.89	16,712.15
First Preceding Collection Period	3,422	9,293	36.82%	13,431.21	15,981.51
Current Collection Period	4,229	9,201	45.96%	13,564.34	15,904.16
Three Month Average				13,665.48	16,157.89
	Ratio of Three Month Average Net Liquidation Proceeds to Average Residual Value				84.57%
Condition (iii) (Residual Value Test)	Current Period Amount/Ratio	Test Met?
a) Number of Vehicles Sold > 25% of Scheduled Maturities	45.96%	YES
b) Number of Scheduled Maturities > 500	9,201	YES
c) 3 Month Average Matured Leased Vehicle Proceeds <75% of Avg. Residual Values	84.57%	NO
Residual Value Indicator (condition met if tests a, b and c = YES)		condition not met

Specified Reserve Fund Balance Calculation

    The Specified Reserve Fund Balance (SRFB) is $105,923,937, however, the SRFB must not be more than the lesser of (1) or (2)

  (1)
  Adjusted Notional Balance of Classes due to the Investor Certificates

  (2)
  The greater of a) or b)

  a)
  20% of aggregate residual value not matured and sold as of the last day of the collection period.

  b)
  $60,496,537.49, or $71,495,907.94 if the three month average Charge-off Rate Test, or the three month average Delinquency Percentage Test, or the Residual Value Test is met.

		Certificate Balance						Transferor Interest
				Class A1 Balance	Class A2 Balance	Class A3 Balance	Class B Balance
	Total	Percent	Balance					Interest	Principal
Interest:		98.00%						2.00%
Interest Collections	5,074,721.13
Net Investment Income	1,908,460.46
Non-recoverable Advances	(365,051.47)

Available Interest	6,618,130.12		6,484,737.77	—	5,018,890.16	841,427.85	624,419.76	133,392.35
Class A1, A2, A3 Notional Interest Accrual Amount	(3,053,291.66)		(3,053,291.66)	—	(2,611,458.33)	(441,833.33)
Unreimbursed A1, A2, A3 Interest Shortfall	—		—	—	—	—
Interest Accrual for Adjusted Class B Certificate Bal.	(390,478.25)		(390,478.25)				(390,478.25)
Class B Interest Carryover Shortfall	—		—				—
Servicer's Fee	(279,464.96)		(271,549.65)					(7,915.31)
Capped Expenses	(38,247.85)		(37,164.55)					(1,083.30)
Interest Accrual on Class B. Cert. Prin. Loss Amt.	—		—				—
Uncapped Expenses	—		—					—

Total Unallocated Interest	2,856,647.40		2,732,253.66					124,393.74

Excess Interest to Transferor	—		(2,732,253.66)					2,732,253.66

Net Interest Collections Available	2,856,647.40		—					2,856,647.40

Losses Allocable to Investors' Certificates:	(9,670,196.36)							(9,670,196.36)
Accelerated Principal Distribution:	—							—

Deposit to Reserve Fund:	1,492,690.02							(6,813,548.96)

Withdrawal from Reserve Fund:	6,629,228.50
Reimbursement/Deposit from Transferor Prin:	1,677,010.48
Net withdrawal from the Reserve Fund:	5,136,538.48
Principal:
Current Loss Amount	(9,952,069.62)		(9,670,196.36)	—	(9,670,196.36)	—	—		(281,873.26)
Loss Reimbursement from Transferor	3,040,967.86		3,040,967.86	—	3,040,967.86	—	—	(3,040,967.86)
Loss Reimbursement from Reserve Fund	6,629,228.50		6,629,228.50	—	6,629,228.50	—	—

Total	(281,873.26)		—	—	—	—	—		(281,873.26)
Class A Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class A Interest Subordinated
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Interest Subordinated:
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Principal Distributions/Allocations:
Distribution—Current Period	—		—	—	—	—	—		—
Allocations—Current Period	91,843,709.78		91,843,709.78	—	91,843,709.78	—	—
Allocations—Accelerated Principal Distribution	—		—	—	—	—	—
Allocations—Not Disbursed Beginning of Period	417,078,419.91		417,078,419.91	—	417,078,419.91	—	—
Allocations—Not Disbursed End of Period	508,922,129.69		508,922,129.69	—	508,922,129.69	—	—
Interest Distributions/Allocations:
Distribution—Current Period	—		—	—	—	—	—	—
Allocations—Current Period	3,443,769.91		3,443,769.91	—	2,611,458.33	441,833.33	390,478.25
Allocations—Not Disbursed Beginning of Period	6,887,539.82		6,887,539.82	—	5,222,916.66	883,666.66	780,956.50
Allocations—Not Disbursed End of Period	10,331,309.73		10,331,309.73	—	7,834,374.99	1,325,499.99	1,171,434.75
Due To Trust—Current Period:			—
Total Deposit to/ (Withdrawal from) Reserve Fund	(5,136,538.48)
Due To Trust	93,379,019.23		93,379,019.23	—	92,978,107.08	194,200.84	206,711.31	—	—

Total Due To Trust	88,242,480.75		93,379,019.23	—	92,978,107.08	194,200.84	206,711.31	—	—

		Certificate Balance		Class A1		Class A2		Class A3		Class B
												Transferor Interest Balance
	Total	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance
Original Deal Parameter
Aggregate Net Investment Value (ANIV)	1,099,937,045.30
Discounted Principal Balance	1,099,937,045.30
Initial Notional/Certificate Balance	—	100.00%	1,077,938,000.00	31.08%	335,000,000.00	53.34%	575,000,000.00	8.94%	96,400,000.00	6.64%	71,538,000.00	21,999,045.30
Percent of ANIV			98.00%		30.46%		52.28%		8.76%		6.50%	2.00%
Certificate Factor			1.0000000		1.0000000		1.0000000		1.0000000		1.0000000
Notional/Certificate Rate					5.3500%		5.4500%		5.5000%		6.5500%
Target Maturity Date					October 25, 2000		September 25, 2001		February 25, 2002		September 25, 2003
Servicer Advance	2,144,779.34
Servicer Payahead	3,039,194.68
Number of Contracts	49,144
Weighted Average Lease Rate	7.74%
Weighted Average Remaining Term	38.7
Servicing Fee Percentage	1.00%
Pool Data Prior Month
Aggregate Net Investment Value	335,357,949.97
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance **	335,357,949.97
Discounted Principal Balance	244,340,260.85
Notional/Certificate Balance			742,938,000.00		—		575,000,000.00		96,400,000.00		71,538,000.00	9,498,369.88
Adjusted Notional/Certificate Balance			325,859,580.09		—		157,921,580.09		96,400,000.00		71,538,000.00	9,498,369.88
Percent of ANIV			97.17%		0.00%		47.09%		28.75%		21.33%	2.83%
Certificate Factor			1.0000000		—		1.0000000		1.0000000		1.0000000
Servicer Advances	1,714,618.05
Servicer Pay Ahead Balance	8,215,834.64
Number of Current Contracts	20,483
Weighted Average Lease Rate	7.51%
Weighted Average Remaining Term	4.6
Pool Data Current Month
Aggregate Net Investment Value	241,555,356.45
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance **	241,555,356.45
Discounted Principal Balance	171,872,622.47
Notional/Certificate Balance			742,938,000.00		0.00		575,000,000.00		96,400,000.00		71,538,000.00	7,539,486.14
Adjusted Notional/Certificate Balance			234,015,870.31		0.00		66,077,870.31		96,400,000.00		71,538,000.00	7,539,486.14
Percent of ANIV			96.88%		0.00%		27.36%		39.91%		29.62%	3.12%
Certificate Factor			1.0000000		—		1.0000000		1.0000000		1.0000000
Servicer Advances	1,223,877.89
Servicer Pay Ahead Balance	5,153,250.56
Number of Current Contracts	14,649
Weighted Average Lease Rate	7.69%
Weighted Average Remaining Term	5.6
Prior Certificate Interest Payment Date	March 26, 2001
Next Certificate Interest Payment Date	September 25, 2001

Current Month Collection Activity	Vehicles
Principal Collections		2,173,396.73
Prepayments in Full	1473	22,467,472.31
Reallocation Payment	44	760,866.48
Interest Collections		5,074,721.13
Net Liquidation Proceeds and Recoveries		1,085,204.26
Net Liquidation Proceeds—Vehicle Sales		57,363,584.12
Non-Recoverable Advances		(365,051.47)

Total Available		88,560,193.56
	Amount	Annual Amount
Capped and Uncapped Expenses:
Total Capped Expenses Paid	38,247.85	191,239.25
Total Uncapped Expenses Paid	—	—
Capped and Uncapped Expenses Due	—	—
Servicer's Fee Due:
Servicer's Fee Shortfall Carryforward	—
Servicer's Fee Due Current Period	279,464.96
Servicer's Fee Paid	279,464.96
Servicer's Fee Balance Due	—
Supplemental Servicer's Fees	30,787.26
Revolving Period:
Remaining Uninvested Principal Collections		—
Principal Collections & Liquidated Contents		—
Allocation to Subsequent Contracts	0

Ending Uninvested Principal Collections		—

    I hereby credit, to the best of my knowledge that the report provided is true and correct.

/s/ ANGELA BROWN Angela Brown ABS Accounting Manager